UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 8, 2012 (March 6, 2012)

Date of Report (date of earliest event reported)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item  1.01. Entry into a Material Definitive Agreement.

On March 6, 2012, Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Borrower”) entered into a Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement (the “Agreement”), among the Company, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (the “Agent”).

The Agreement provides for the replacement of the existing revolving credit facility under the Credit Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010 and February 2, 2012, among the Borrower, the Company, the lenders party thereto and the Agent (the “Credit Agreement”), with a new $750,000,000 senior secured revolving credit facility (the “Replacement Revolver Facility”). The Agreement also provides for a new $750,000,000 incremental term loan A facility (the “Incremental Term Loan”), the proceeds of which were used to repay existing term loans under the Credit Agreement.

Both the Replacement Revolver Facility and the Incremental Term Loan have a maturity date of October 25, 2016. If more than $50,000,000 of the non-extended term loans under the Credit Agreement remain outstanding on April 25, 2014, without having been refinanced by indebtedness maturing no earlier than the date that is 91 days after October 25, 2016, then the maturity date for the Replacement Revolver Facility and the Incremental Term Loan Facility will be accelerated to the date that is 91 days prior to the earliest final maturity date after July 25, 2014 of any such refinancing indebtedness. If more than $50,000,000 of the Borrower’s existing 8.875% Senior Notes due 2015 remain outstanding on April 15, 2015, without having been refinanced by indebtedness maturing no earlier than the date that is 91 days after October 25, 2016, then the maturity date for the Replacement Revolver Facility and the Incremental Term Loan Facility will be accelerated to April 15, 2015.

The pricing on each of the Replacement Revolver Facility and the Incremental Term Loan is initially LIBOR plus a margin of 250 basis points, subject to adjustment based on the Company’s leverage ratio. Quarterly amortization payments are required in respect of the Incremental Term Loan at a rate of 5% per annum during the first year after issuance of the Incremental Term Loan, 10% per annum during the second and third years, 15% per annum during the fourth year and 60% per annum during the fifth year, in equal quarterly installments, and in each case subject to customary adjustments for prepayments. The final quarterly installment of amortization during the fifth year after incurrence of the Incremental Term Loan will be included in the final maturity payment.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.1, hereto and incorporated into this report by reference.

Item  2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this report are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Replacement Revolving Credit Facility and Incremental Term Loan Assumption Agreement, dated as of March 6, 2012, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as Administrator Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2012	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)